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                     CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-21803 of Morgan Stanley California Tax-Free Daily Income Trust, formerly Morgan Stanley Dean Witter California Tax-Free Daily Income Trust, on Form N-1A of our report dated February 7, 2002, appearing in the Prospectus and incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
February 25, 2002